                             AUTOTOTE CORPORATION
                                                                   Exhibit 10.27
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                Change in Control Agreement for _______________

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
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 1.    Definitions......................................................     1

 2.    Term of Agreement................................................     3

 3.    Entitlement to Severance Benefits................................     3

 4     Acceleration of Vesting of Options...............................     6

 5.    Non-Solicitation; Non-Disclosure; Executive Cooperation; and Non-
       Disparagement....................................................     6

 6.    Remedies.........................................................     7

 7.    Governing Law; Arbitration.......................................     8

 8.    Miscellaneous....................................................     9


  THIS AGREEMENT by and between AUTOTOTE CORPORATION, a Delaware corporation (the "Company"), and _____________ ("Executive") shall become effective as of November 1, 1997 (the "Effective Date").


                             W I T N E S S E T H :
                             ---------------------

  WHEREAS, Executive is an employee of the Company serving in an executive capacity;

  WHEREAS, the Board of Directors of the Company (the "Board") believes it is necessary and desirable that the Company be able to rely upon Executive to continue serving in his or her position in the event of a potential or actual change in control of the Company or otherwise;

  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Executive (individually a "Party" and together the "Parties") agree as follows:

  1.  DEFINITIONS.

(a) "Cause" shall mean Executive's gross misconduct (as defined herein) or willful and material breach of Section 5 of this Agreement. For purposes of this definition, "gross misconduct" shall mean (A) a felony conviction in a court of law under applicable federal or state laws, or (B) willfully engaging in one or more acts, or willfully omitting to act in accordance with Executive's material duties, including acts and omissions that constitute gross negligence in the performance of Executive's material duties. For purposes of this Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive. The foregoing notwithstanding, Executive may not be terminated for Cause unless and until there shall have been delivered to him, within six months after the Compensation and Stock Option Committee of the Board (the "Committee") (A) had knowledge of conduct or an event allegedly constituting Cause and (B) had reason to believe that such conduct or event could be grounds for Cause, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Committee at a meeting of the Committee called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such termination and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Committee) finding that, in the good faith opinion of the Committee, Executive was guilty of conduct constituting Cause under this Agreement. Notwithstanding the foregoing, Executive shall not be considered to have terminated for Good Reason unless Executive shall have provided the Company with written notice of the specific reasons for such termination within ninety (90) days after he has knowledge of the event that is the basis for such termination and affords Company at least thirty (30) days to cure the alleged conduct.

  (b) A "Change in Control" shall be deemed to have occurred if:

     (i) any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least 40% of the combined voting power of the Company's then-outstanding securities;

     (ii) the stockholders of the Company approve a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 60% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction; provided that, for purposes of this paragraph (ii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 60% threshold is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity;

    (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect); or

     (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, together with any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (ii), or (iii) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute at least a majority of the Board.

(c) "Disability" means the failure of Executive to render and perform the services required of him for a total of 180 days or more during any consecutive 12 month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by the Company and reasonably acceptable to Executive unless, within 30 days after Executive has received written notice from the Company of a proposed termination due to such absence, Executive shall have returned to the full performance of his duties and shall have presented to the Company a written certificate of Executive's good health prepared by a physician selected by the Company and reasonably acceptable to Executive.

(d) "Good Reason" shall mean, without Executive's prior written consent, (A) a material change, adverse to Executive, in Executive's positions, nature of responsibilities, or authority within the Company, except if occurring in connection with the termination of Executive's employment for Cause, Disability, Retirement, as a result of Executive's death, or as a result of action by Executive, (B) a decrease in annual base salary or other compensation opportunities or a material decrease in the aggregate benefits from the level provided to Executive immediately prior to the date of the Change in Control, (C) a relocation of Executive's principal place of employment by more than 35 miles from the latest location of such principal place of employment prior to the date of the Change in Control, (D) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company's obligations under this Agreement in a form reasonably acceptable to Executive, and (E) any attempt by the Company to terminate Executive for Cause which does not result in a valid termination for Cause, except in the case that valid grounds for termination for Cause exist but are corrected as permitted under Section 1(a).

          (e) "Plans" shall mean the plans, programs, and arrangements, including agreements and documents thereunder and including any agreement solely with Executive, providing or relating to compensation or benefits.

          (f) "Retirement" shall mean Executive's termination of employment with the Company at or after attaining age 65 or, if early retirement is requested by Executive and approved in advance by the Committee, Executive's early retirement prior to age 65.

          (g) "Term" shall have the meaning set forth in Section 2 below.

     2.   TERM OF AGREEMENT.

          The term of this Agreement (the "Term") shall be the period commencing on the Effective Date and ending on October 31, 2000 and any period of extension of the Term in accordance with this Section 2. The Term shall be extended automatically without further action by either party by one additional year (added to the end of the Term) first on October 31, 2000 (extending the Term to October 31, 2001) and on each succeeding October 31 thereafter, unless either party shall have served written notice upon the other party prior to the April 30 preceding the date upon which such extension would become effective electing not to extend the Term further as of the next extension date, in which case the Term shall end at the later of the next October 31 or the date two years after the latest Change in Control occurring on or before the next October 31.

     3.   ENTITLEMENT TO SEVERANCE BENEFITS.

          (a) Change in Control Severance Benefits.  In the event Executive's
              ------------------------------------
employment with the Company or any of its subsidiaries is terminated without Cause, other than due to death, Disability or Retirement, or in the event Executive terminates such employment for Good Reason, in either case at the time of or within two years following a Change in Control, the Company will pay and Executive will be entitled to receive the following:

     (i) The unpaid portion of Executive's annual base salary at the rate payable at the date of termination of employment, pro rated through such date of termination, will be paid in a cash lump sum;

     (ii) Cash will be paid in a lump sum to Executive in an aggregate amount equal to the sum of Executive's annual base salary at the rate payable immediately prior to termination of employment plus the Severance Annual Incentive Amount (as defined below) multiplied by 2, which amount shall be reduced pro rata to the extent the number of full months remaining until Executive attains age 65 is less than 18 months, and which amount will be further reduced (but not to less than zero) by the amount of any severance payment or benefit provided apart from this Agreement. For purposes of this Section 3(a)(ii) and
          Section 3(a)(iv) below, the "Severance Annual Incentive Amount" shall be the greater of (1) the average annual incentive compensation paid to Executive for the three years immediately preceding the year of termination or (2) the annual incentive compensation payable to Executive upon achievement of the target level of performance for the year of termination;

    (iii) All vested, nonforfeitable amounts owing or accrued at the date of termination of employment under any compensation and benefit Plans (including any earned and vested annual incentive compensation) in which Executive theretofore participated will be paid under the terms and conditions of the Plans pursuant to which such compensation and benefits were granted;

     (iv) In lieu of any annual incentive compensation for the year in which Executive's employment terminated, Executive will be paid a cash amount equal to the Severance Annual Incentive Amount as defined in
          Section 3(a)(ii) above, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination; provided, however, that payments under this Section 3(a)(iv) shall be reduced (but not below zero) to the extent it would duplicate a payment for the same year under Section 3(a)(iii);

     (v) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options which were granted on or after the Effective Date or, if previously granted, were not "in the money" as of the date hereof shall remain exercisable until the earlier of 36 months after termination or the scheduled expiration date, and, in other respects, all such options shall be governed by the Plans pursuant to which such options were granted;

     (vi) Deferred stock held by Executive at termination will become fully vested and non-forfeitable, and shall be settled upon such termination, without regard to any stated period of deferral otherwise remaining in respect of such amounts;

    (vii) All deferred compensation arrangements between Executive and the Company or a subsidiary at the date of termination of employment shall be paid or distributed, less applicable withholding taxes under
          Section 3(d) as promptly as practicable following such date of termination, without regard to any stated period of deferral otherwise remaining in respect of such amounts, and the payment of such amounts shall be deemed to fully settle such accounts;

   (viii) Reasonable business expenses and disbursements incurred by Executive prior to such termination of employment will be reimbursed in accordance with policies applicable to Executive while still employed; and

     (ix) Executive shall continue to participate in all employee and executive benefit Plans providing health, medical, and life insurance benefits in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company at the same level of responsibility, for a period that shall extend until the earliest of (A) the expiration of 18 months after termination, (B) the date Executive attains age 65, or (C) the date, or dates, Executive receives equivalent coverage and benefits under the plans, programs or arrangements of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); provided that (X) if Executive is precluded from continuing his or her participation in any Plan as provided in this clause (ix) of this Section 3(a), Executive shall receive cash payments equal on an after-tax basis to the cost to Executive of obtaining the benefits provided under the Plan in which Executive is unable to participate for the period specified in this clause (ix) of this Section 3(a), (Y) such cost shall be deemed to be the lowest reasonable cost that would be incurred by Executive in obtaining such benefit on an individual basis, and (Z) payment of such amounts shall be made quarterly in advance;

provided, however, that Executive will be entitled to the benefit of any terms of Plans applicable to Executive which are more favorable than those specified in this Section 3(a); and provided further, if any payment or benefit under this
Section 3(a) is based on base salary or other level of compensation or benefits at the time of termination and if a reduction in such base salary or other level of compensation or benefit was the basis for Executive's termination for Good Reason, then the base salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this
Section 3(a). Except as otherwise expressly provided above, amounts payable under this Section 3(a) will be paid as promptly as practicable after termination of Executive's employment and in no event more than 15 days after such termination.

          (b) General Severance Benefits.  In the event Executive's employment
              --------------------------
with the Company or any of its subsidiaries is terminated without Cause and Executive is not entitled to any payment or benefit pursuant to Section 3(a) above, the Company will pay and Executive will be entitled to receive the following:

     (i) The unpaid portion of Executive's annual base salary at the rate payable at the date of termination of employment, pro rated through such date of termination, will be paid in a cash lump sum;

     (ii) Cash will be paid in a lump sum to Executive in an amount equal to the Executive's annual base salary at the rate payable immediately prior to termination of employment;

    (iii) All vested, nonforfeitable amounts owing or accrued at the date of termination of employment under any compensation and benefit Plans (including any earned and vested annual incentive compensation) in which Executive theretofore participated will be paid under the terms and conditions of the Plans pursuant to which such compensation and benefits were granted;

     (iv) The Committee may, but is not required to, extend the period in which any stock options held by Executive at termination shall remain exercisable, and, in all other respects, all such options shall be governed by the Plans pursuant to which such options were granted; and

     (v) Reasonable business expenses and disbursements incurred by Executive prior to such termination of employment will be reimbursed in accordance with policies applicable to Executive while still employed.

With the exception of the amount payable to Executive pursuant to Section 3(b)(iv) above, which will be paid after the end of the year in which Executive's employment terminates in accordance with the Company's normal pay practices with respect to annual incentive compensation, amounts payable under this Section 3(b) will be paid as promptly as practicable after termination of Executive's employment and in no event more than 15 days after such termination.

          (c) No Mitigation.  Executive shall not be required by this Agreement
              -------------
to seek other employment or otherwise to mitigate Executive's damages upon any termination of employment.

          (d) Offsets; Withholding.  The amounts required to be paid by the
              --------------------
Company to Executive pursuant to this Agreement shall not be subject to offset other than with respect to any amounts that are owed to the Company by Executive due to his receipt of funds as a result of his fraudulent activity and except as provided in Section 3(a)(ix). The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to Executive under this Agreement or otherwise by the Company will be subject to required withholding taxes and other required deductions.

          (e) Nature of Payments.  Any amounts due under this Section 3 are in
              ------------------
the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

          (f) Exclusivity of Severance Payments.  Upon termination of
              ----------------------------------
Executive's employment during the Term and receipt of benefits hereunder, Executive shall not be entitled to any severance payments or severance benefits from the Company or any payments by the Company on account of any claim by Executive of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided in this Section 3.

          (g) Release of Employment Claims.  Executive agrees, as a condition to
              -----------------------------
receipt of any termination payments and benefits provided hereunder (other than salary earned through the date of termination), that Executive will execute a general release agreement, in a form satisfactory to the Company, releasing any and all claims arising out of Executive's employment (other than enforcement of this Agreement).

     4.   ACCELERATION OF VESTING OF OPTIONS.

          In the event of a Change in Control, all outstanding stock options then held by Executive shall become fully vested and non-forfeitable.

     5. NON-SOLICITATION; NON-DISCLOSURE; EXECUTIVE COOPERATION; AND NON-DISPARAGEMENT.

          (a) Non-Solicitation.  Without the consent in writing of the Board,
              ----------------
Executive will not, at any time during employment and for a period of 18 months following termination of Executive's employment for any reason, acting alone or in conjunction with others, directly or indirectly (i) induce any customers of the Company or any of its subsidiaries with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any of its subsidiaries, to curtail or cancel their business with the Company or any such subsidiary; (ii) induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate employment; or (iii) hire, either directly or through any employee, agent or representative, any employee of the Company or any of its subsidiaries or any person who was employed by the Company or any of its subsidiaries within 180 days preceding such hiring; provided, however, that activities engaged in by or on behalf of the Company are not restricted by this covenant. The provisions of subparagraphs (i), (ii) and (iii) above are separate and distinct commitments independent of each other.

          (b) Non-Disclosure.  Executive shall not, at any time during the Term
              --------------
and thereafter (including following Executive's termination of employment for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Company, any proprietary information, secrets, or other confidential information belonging or relating to the Company and its subsidiaries so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process. In addition, upon termination of employment for any reason, Executive will return to the Company or its subsidiaries all documents and other media containing information belonging or relating to the Company or its subsidiaries.

          (c) Cooperation With Regard to Litigation.  Executive agrees to
              -------------------------------------
cooperate with the Company, during the Term and thereafter (including following Executive's termination of employment for any reason), by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate of the Company, as requested. The Company agrees to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

          (d) Non-Disparagement.  Executive shall not, at any time during the
              -----------------
Term and thereafter (including following Executive's termination of employment for any reason), make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from making truthful statements that are required by applicable law or legal process.

     6.   REMEDIES.

          In addition to whatever other rights and remedies the Company may have at equity or in law, if Executive breaches any of the provisions contained in
Section 5 above, (i) the Company shall have the right to immediately terminate all payments and benefits due under this Agreement and cancel all stock options and deferred stock then outstanding, (ii) Executive shall have the obligation to repay to the Company an amount equal to all cash previously paid to Executive pursuant to Sections 3(a)(ii), 3(a)(iii), 3(a)(iv), 3(a)(vi), 3(a)(vii) and 3(a)(ix) or Sections 3(b)(ii), 3(b)(iii) and 3(b)(iv), and (iii) the Company shall have the right to seek injunctive relief. Executive acknowledges that such a breach would cause irreparable injury and that money damages would not provide an adequate remedy for the Company; provided, however, the foregoing shall not prevent Executive from contesting the issuance of any such injunction on the ground that no violation or threatened violation of Section 5 has occurred. Notwithstanding the foregoing, Executive shall not forfeit any payment, benefit or option unless and until there shall have been delivered to him, within six months after the committee (A) had knowledge of conduct or an event allegedly constituting grounds for such forfeiture and (B) had reason to believe that such conduct or event could be grounds for such forfeiture, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Committee at a meeting of the committee called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such forfeiture and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Committee) finding that, in the good faith opinion of the Committee, Executive has engaged and continues to engage in conduct set forth in section 5 which constitutes grounds for forfeiture; provided, however, that if any payment or benefit is received by Executive or any option is exercised after delivery of such notice and the Committee subsequently makes the determination described in this sentence, Executive shall be required to repay to the Company any amounts received and the amount, if any, equal to the difference between the aggregate value of all shares acquired upon exercise of any option at the date of the Committee's determination and the aggregate exercise price paid by Executive. Any such forfeiture shall apply to such payments, benefits and options notwithstanding any term or provision of any Plan or agreement.

     7.   GOVERNING LAW; ARBITRATION.

          (a) Governing Law.  This Agreement is governed by and is to be
              -------------
construed, administered, and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law principles, except insofar as federal laws and regulations may be applicable. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.

          (b) Arbitration.  Any dispute or controversy arising under or in
              -----------
connection with this Agreement shall be settled exclusively by arbitration in New York, New York by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Southern District of New York, (ii) any of the courts of the State of New York or the State of Delaware, or (iii) any other court having jurisdiction. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts and benefits due Executive under this Agreement. All reasonable costs and expenses of any arbitration or court proceeding (including fees and disbursements of counsel) shall be paid on behalf of or reimbursed to Executive promptly by the Company; provided, however, that no reimbursement shall be made of such expenses if and to the extent the arbitrators determine that any of Executive's litigation assertions or defenses were in bad faith or frivolous.

          (c) Interest on Unpaid Amounts.  Any amounts that have become payable
              --------------------------
pursuant to the terms of this Agreement or any decision by arbitrators or judgment by a court of law pursuant to this Section 7 but which are not timely paid shall bear interest at the prime rate in effect at the time such payment first becomes payable, as quoted by the Company's principal bank.

     8.   MISCELLANEOUS.

          (a) Effect of Agreement on Other Benefits.  Except as specifically
              -------------------------------------
provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Executive's participation in any other employee benefit or other Plans in which Executive currently participates.

          (b) Not an Employment Agreement.  This Agreement is not, and nothing
              ---------------------------
herein shall be deemed to create, a contract of employment between Executive and the Company. The Company may terminate the employment of Executive at any time, subject to the terms of any employment agreement between the Company and Executive that may then be in effect.

          (c) Assignability; Binding Nature.  This Agreement shall be binding
              -----------------------------
upon and inure to the benefit of the parties and their respective successors, heirs (in the case of Executive) and permitted assigns.

          (d) Non-Transferability.  Neither this Agreement nor the rights or
              -------------------
obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 8(f). The Company may assign this Agreement and the Company's rights and obligations hereunder, and shall assign this Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company shall, as a condition of the succession, require such Successor to agree to assume the Company's obligations and be bound by this Agreement. For purposes of this Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets, or otherwise.

          (e) Indemnification  All rights to indemnification by the Company
              ---------------
existing immediately prior to a Change in Control in favor of the Executive as provided in the Company's Certificate of Incorporation or By-Laws or pursuant to other agreements in effect on or immediately prior to a Change in Control shall continue in full force and effect, and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that the Executive provide an undertaking to repay such advances if it is ultimately determined that the Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether the Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company's Certificate of Incorporation, By-Laws, or other agreement shall be made by independent counsel mutually acceptable to the Executive and the Company (except to the extent otherwise required by law). The Company shall not amend its Certificate of Incorporation or By-Laws or any agreement in any manner which adversely affects the rights of the Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Agreement shall not limit or reduce any rights of the Executive to indemnification pursuant to applicable law. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of Executive during the Term and for a period of six years thereafter on terms substantially no less favorable than those in effect on the Effective Date.

          (f) Beneficiaries.  Executive shall be entitled to designate (and
              -------------
change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death.

          (g) Integration.  This Agreement constitutes the entire agreement
              -----------
among the parties with respect to the matters herein provided, and supersedes all prior agreements, arrangements, communications, whether oral or written, and policies with respect to severance benefits payable by the Company to Executive upon termination of employment following a Change in

Control. No modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

          (h) No General Waivers.  The failure of any party at any time to
              ------------------
require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

          (i) Survivorship.  The respective rights and obligations of the
              ------------
Parties hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

          (j) Notices.  Whenever under this Agreement it becomes necessary to
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give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

          If to the Company:

          Autotote Corporation
          750 Lexington Avenue
          25th Floor
          New York, New York 10022
          Attention: Secretary

          If to Executive:

          ______________________
          ______________________
          ______________________

If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective 2 days after deposit into the mails by delivery to the U.S. Post Office.

          (k) Reformation.  The invalidity of any portion of this Agreement
              -----------
shall not deemed to render the remainder of this Agreement invalid.

          (l) Headings.  The headings of this Agreement are for convenience of
              --------
reference only and do not constitute a part hereof.

          (m) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts.



          IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

                                    AUTOTOTE CORPORATION

                    By:__________________________________________________
                    Name:  A. Lorne Weil
                    Title:Chairman of the Board,
                    President and CEO


                                    EXECUTIVE

                    _____________________________________________________
                    Name: